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                                                                   EXHIBIT 10.57

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("AGREEMENT") is made and entered into as of October 25, 2000 by and between Nextera Enterprises, Inc., a Delaware corporation (the "COMPANY") and David Schneider ("EXECUTIVE").

                                    RECITALS

         WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment; and

         WHEREAS, Executive desires to accept employment with the Company, subject to the terms and provisions of this Agreement;

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the Company and Executive agree as follows:

         1. EMPLOYMENT AND DUTIES. During the Employment Period (as hereinafter defined), Executive shall serve as President and Chief Executive Officer of the Company, reporting directly to the Company's Board of Directors (the "BOARD OF DIRECTORS"). The Executive shall have all the authorities and responsibilities that are customarily associated with such positions in a company of the size and structure of the Company. Executive shall faithfully perform his duties and responsibilities pursuant to this Agreement to the best of his ability, on a substantially full-time basis, subject to the provisions of Paragraph 10 below. Except with the prior written approval of the Board of Directors, during the Employment Period Executive will not (i) accept any other employment with a third party, (ii) serve on the board of directors or similar body of any other business entity in any way directly or indirectly competitive with the business of the Company, or (iii) engage, directly or indirectly, in any other business or investment activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to or otherwise conflict with, that of the Company or any of its subsidiaries, affiliates or divisions.

         2. BOARD SEAT. At the next meeting of the Board of Directors, the Company shall nominate Executive to serve as a director of the Company, and shall use all reasonable efforts to cause Executive to be elected to the Board of Directors, with a view toward having Executive serve as a director throughout the Employment Period. If elected, Executive shall serve in such capacity during the Employment Period without additional compensation, subject to Executive's right to resign from the Board of Directors at any time.

         3. TERM AND TERMINATION.

            3.1. EFFECTIVE DATE. This Agreement shall be effective as of the date hereof (the "EFFECTIVE DATE"). Executive shall commence his service under this Agreement no later than sixty (60) days after the Effective Date. If Executive is not able to commence his

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service for any reason within such sixty (60) day period, this Agreement shall have no force or effect for any purpose. The date on which Executive actually commences the performance of his duties hereunder shall be the COMMENCEMENT DATE.

             3.2. EMPLOYMENT PERIOD. The Employment Period shall begin on the Commencement Date and end at the close of business on the third anniversary of the Commencement Date (the "INITIAL TERM") or upon the expiration of any renewal period (the "EXPIRATION Date"), subject to renewal as hereinafter provided for, unless sooner terminated pursuant to the provisions of this Agreement. So long as the Employment Period is then in effect, and no termination notice that is then effective has theretofore been given, the Employment Period shall automatically extend for an additional one (1) year beyond the Expiration Date otherwise next set to occur, unless any party gives written notice of non-renewal to the other party at least one hundred twenty (120) calendar days prior to that Expiration Date. If such notice of non-renewal is given, the Employment Period shall expire on that Expiration Date.

             3.3. EARLY TERMINATION FOR CAUSE. The Company may terminate Executive's employment for Cause (as hereinafter defined) by giving Executive notice in writing of such termination. For all purposes under this Agreement, the term "CAUSE" shall mean:

             (i) Any willful act by Executive which constitutes gross misconduct of a type and kind which results in material economic harm to the Company;

             (ii) A willful violation by Executive of a federal or state law, rule or regulation applicable to the business of the Company of a type and kind that is materially adverse to the Company; or

             (iii) The conviction of Executive of, or entry by Executive of a guilty or no contest plea to, a felony involving moral turpitude.

A termination for Cause shall not take effect unless the provisions of this Paragraph 3.3 are complied with. Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have 5 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause. No compensation or benefits shall be paid or provided to Executive under this Agreement on account of a termination for Cause, or for periods following the date when a termination for Cause is effective, except for (i) Base Salary (as hereinafter defined) to the extent already accrued, (ii) any incentive awards earned (but not


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yet paid), and (iii) any amounts earned, accrued or owing to Executive but not yet paid under any provision of this Agreement. In the event Executive's employment is terminated for Cause, Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 3.3.

             3.4. EARLY TERMINATION FOR DISABILITY. The Company may terminate Executive's employment for Disability (as hereinafter defined) by giving Executive thirty (30) days' advance notice in writing of such termination. For all purposes under this Agreement, the term "DISABILITY" shall mean a circumstance, as a result of which Executive, at the time notice is given, has been unable by reason of his incapacity due to physical or mental illness to perform his obligations under this Agreement for a period of not less than eighteen (18) consecutive weeks, or fifty percent (50%) or more of the normal working days throughout any 270 day period as determined by an approved medical doctor. For this purpose an approved medical doctor shall mean a medical doctor selected by the Company and the Executive. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. No compensation or benefits shall be paid or provided to Executive under this Agreement on account of termination for Disability, or for periods following the date when a termination for Disability is effective, except for (i) Base Salary to the extent already accrued, (ii) any incentive awards earned (but not yet paid), and (iii) any amounts earned, accrued or owing to Executive but not yet paid under any provision of this Agreement. In the event Executive's employment is terminated on account of Disability, Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 3.4.

             3.5. EARLY TERMINATION GENERALLY. The Company may terminate Executive's employment prior to the end of the Employment Period for any reason or no reason, but only by giving Executive thirty (30) days' advance notice of such termination in writing. If the Company terminates Executive's employment prior to the end of the Employment Period pursuant to this Paragraph 3.5 for any reason other than Cause or Disability, Executive shall be entitled to receive the payments and benefits referred to in Paragraph 11.1. below (subject to the terms and conditions of said Paragraph), and Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 3.5.

             3.6. EARLY TERMINATION ON ACCOUNT OF DEATH. If Executive's employment is terminated by his death, the Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of Executive's death, or for periods following Executive's death, except for (i) Base Salary to the extent already accrued, (ii) any incentive awards earned (but not yet paid), and (iii) any amounts earned, accrued or owing to Executive but not yet paid under any provision of this Agreement; PROVIDED, however, that if, prior to Executive's death, Executive was entitled to receive payments or benefits under Paragraph 11.1. below, then the Beneficiary (as hereinafter defined) shall be entitled to continue to receive those payments or benefits (subject to the terms and conditions of said Paragraph) to

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the same extent that Executive would have been entitled to receive those payments or benefits if he had not died. The rights of the Beneficiary under the benefit plans of the Company in the event of Executive's death shall be determined under the provisions of those plans.

             3.7. EARLY TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may voluntarily elect to resign his employment with the Company prior to the end of the Employment Period for Good Reason (as hereinafter defined) upon giving the Company thirty (30) days' advance notice in writing of such termination. If Executive terminates his employment for Good Reason, Executive shall be entitled to receive the payments or benefits referred to in Paragraph 11.1. below (subject to the terms and conditions of said Paragraph), and Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 3.7. For all purposes of this Agreement, the term "GOOD REASON" means the occurrence of any one or more of the following events without, in each case, the prior written consent of Executive thereto:

             (i) Any diminution of Executive's titles, responsibilities or duties with the Company or the assignment to Executive of titles, responsibilities or duties with the Company which are inconsistent therewith, which remains uncured for five
                     (5) days following receipt of notice;

             (ii) A substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) then available to Executive, which remains uncured for five (5) days following receipt of notice;

             (iii) Any reduction in the Base Salary then payable to, or Bonus opportunity then available to, Executive or a failure by the Company to pay any such amounts when due, which remains uncured for five (5) days following receipt of notice;

             (iv) A material reduction in the kind or level of employee benefits and fringe benefits to which Executive is then entitled, with the result that Executive's overall benefits package is reduced in value by more than ten percent (10%), which reduction remains uncured for five (5) days following receipt of notice unless the Company reimburses Executive for the economic difference;

             (v) The involuntary relocation of Executive to a facility or location outside of a fifteen (15) mile radius of the existing office of Sibson & Company in Westwood, California; provided, however, that Executive may be required to spend a substantial amount of time traveling on Company business;

             (vi) Any breach by the Company of any provision of this Agreement applicable to it which is material and adverse to Executive, which

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                     remains uncured by the Company for five (5) calendar days
                     following receipt of such notice;

             (vii) The Company's failure to substantially provide any material employee benefits due to be provided to Executive, or to reimburse Executive for the economic difference, which failure remains uncured by the Company for five (5) calendar days following receipt of such notice;

             (viii) In the event the Company engages in a merger or other business combination or a sale of all or substantially all of its assets, the failure of any successor to the Company to expressly assume the obligations of the Company under this Agreement, except that any such successor need not assume the obligations described in Paragraph 2 (Board
                     Seat) hereof;

             (ix)    A Change of Control (as hereinafter defined);

             (x) The failure to elect Executive to the Board of Directors of the Company as set forth in Paragraph 2, or his removal from the Board of Directors during the Employment Period for any reason other than a voluntary resignation or Disability;

             (xi) The failure of Knowledge Enterprises, Inc. ("KNOWLEDGE ENTERPRISES") to grant Executive the options to purchase Knowledge Enterprises stock on the terms set forth in Paragraph 7.3, should Executive elect to receive such options (it being agreed that, in the event of such failure, the Company shall also be liable to pay Executive promptly the value of such options as of the Commencement Date as determined by the Black-Scholes Option Pricing Model);

             (xii) The stockholders of the Company fail to amend the Plan (as defined in Paragraph 7.1.1) to permit the grant of the Additional Options (as defined in Paragraph 7.1.2) or the Special Options (as defined in Paragraph 7.1.3) under the Plan (it being agreed that, in the event of such failure, the Company shall also be liable to pay Executive promptly the value of such Additional Options and Special Options as of the Commencement Date as determined by the Black-Scholes Option Pricing Model);

             (xiii) Executive is not elected or appointed Chairman of the Board of Directors prior to the second anniversary of the Commencement Date;

             (xiv) The Company consummates a material acquisition despite written notice to the Board of Directors of Executive's opposition to such acquisition; or

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             (xv)    If there is any change in the Chairmanship of the Board of
                     Directors prior to the second anniversary of the Commencement Date, the failure to elect or appoint as Chairman either Executive or another candidate to whom Executive consents (such consent not to be unreasonably withheld).

Executive's continued employment during the thirty (30) day period referred to above in this Paragraph 3.7 shall not constitute Executive's consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following:

             (i) The Company is merged, consolidated or reorganized into or with another corporation or legal person, and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then outstanding securities of such resulting corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent (50%) of the combined voting power of the then outstanding voting stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of voting stock of the Company immediately prior to such sale or transfer;

             (iii) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

             (iv) A change in the composition of the Board of Directors during any period of two (2) consecutive years commencing on the Commencement Date such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

             (v) The appointment or election of a new Chairman of the Board of Directors prior to the second anniversary of Commencement Date other than Executive or another candidate to whom Executive consents (such consent not to be unreasonably withheld); or

             (vi) Any "person" (other than Executive and Nextera Enterprises Holdings, Inc. or any of their respective affiliates) as such term is

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                     used in Sections 3(a)(9) and 13(d) of the Securities
                     Exchange Act of 1934, becomes a "beneficial owner" as such term is used in Rule 13d-3 promulgated under such Act, of 25% or more of the voting stock of the Company in a single transaction or a series of related transactions.

         3.8. EARLY TERMINATION BY EXECUTIVE FOR OTHER THAN GOOD REASON. Executive may voluntarily elect to resign his employment with the Company prior to the end of the Employment Period for any reason or no reason upon sixty (60) days advance written notice, and such termination shall not be, nor shall it be deemed to be, a breach of this Agreement. Upon such termination, Executive shall be entitled to receive the payments and benefits referred to in Paragraph 11.1.2 below.

         4. PLACE OF EMPLOYMENT. The principal place of employment of Executive shall be at the Company's executive offices in the Los Angeles, California area. The parties acknowledge, however, that Executive may be required to spend a substantial amount of time traveling in connection with the performance of his duties hereunder.

         5. BASE SALARY. For all services to be rendered by Executive pursuant to this Agreement, the Company shall pay to Executive during the Employment Period a base salary (the "BASE SALARY") at an annual rate of not less than Seven Hundred Fifty Thousand Dollars ($750,000). The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices, subject to all applicable taxes and withholding. The Board of Directors shall review the amount of the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Commencement Date and, taking into consideration the merits of Executive's performance, may (but shall have no obligation to) increase but not decrease the amount thereof.

         6. BONUS.

            6.1 Beginning with the Company's 2001 fiscal year end and for each fiscal year thereafter during the Employment Period, Executive shall be eligible to receive an annual bonus (the "BONUS"), at the sole, absolute, and unrestricted discretion of the Board of Directors, in an amount of up to one hundred percent (100%) of Executive's Base Salary for such fiscal year (the "TARGET AMOUNT") based upon the Company's achievement of certain operating income and revenue growth targets established by the Board of Directors (such criteria being hereinafter collectively referred to as the "TARGETS"). Fifty percent (50%) of the Bonus shall be determined by Targets based on the Company's achievement of operating income targets. Fifty percent (50%) of the Bonus shall be determined by the Company's achievement of revenue growth targets. The Targets for each fiscal year after 2001 during the Employment Period shall be established by the Board of Directors in consultation with Executive not less than 45 days prior to the beginning of such fiscal year. The parties acknowledge that it is their intention that the Targets for each fiscal year shall be set at levels that are aggressive but achievable. In the event that one or the other, but not both of the Targets is achieved in any fiscal year during the Employment Term, the Board of Directors may (but shall have no obligation to) award Executive a partial bonus with respect to the Target that was not achieved and, if the Board does so, such bonus shall be in such amount as the Board in its sole, absolute


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and unrestricted discretion, shall determine. For fiscal year 2001, the operating income Target shall be an increase in the Company's operating income over the Company's fiscal year 2000 operating income in the range of 15% to 20%. If the Company achieves an increase in operating income in fiscal year 2001 of at least 15% over fiscal year 2000 operating income, Executive shall be entitled to receive 1/3 of the 50% portion of the Target Amount allocated to this Target. If fiscal year 2001 operating income increases by between 15% and 20% over fiscal year 2000 operating income, the balance of the 50% portion of the Target Amount will be prorated accordingly. Executive shall be entitled to receive the entire 50% portion of the Target Amount allocated to this Target if fiscal year 2001 operating income increases by 20% over fiscal year 2000 operating income. For fiscal year 2001, the revenue growth Target shall be an increase in the Company's revenues over fiscal year 2000 revenues in the range of 10% to 20%. If the Company achieves an increase in fiscal year 2001 revenues of at least 10% over fiscal year 2000 revenues, Executive shall be entitled to receive 1/3 of the 50% portion of the Target Amount allocated to this Target. If fiscal year 2001 revenues increase by between 10% and 20% over fiscal year 2000 revenues, the balance of the 50% portion of the Target Amount allocated to this Target will be prorated accordingly. Executive shall be entitled to receive the entire 50% portion of the Target Amount allocated to this Target if fiscal year 2001 revenues increase by 20% over fiscal year 2000 revenues. If the Company fails to achieve in fiscal year 2001 an increase of at least 15% in operating income or an increase of at least 10% in revenues over fiscal year 2000, Executive shall be entitled to no Bonus for that fiscal year. For purposes of this Paragraph 6.1, the operating income and revenues of "the Company" shall mean the Company's existing core business units (Lexecon, Inc.; Sibson & Company; and Nextera Interactive, Inc.). In the event of the Company's acquisition of additional business units during the Employment Term, the Board of Directors and Executive will discuss revised Targets.

            6.2 Any Bonus payable hereunder shall be payable in a single installment within thirty (30) days following the date on which audited financial statements for the fiscal year to which such Bonus relates are delivered to the Board of Directors, or as otherwise agreed by Executive and the Board of Directors.

            6.3 In addition to the Bonus, the Company shall pay Executive a one-time cash bonus in the amount of $250,000 to compensate Executive for the bonus opportunity he would have enjoyed for calendar year 2000 had he remained an employee of his prior employer, less any portion of said bonus paid to Executive by his prior employer; said payment to be made by the Company at the time that Executive's prior employer pays such bonus or would have made the bonus payment had he continued his employment.

         7. STOCK AND STOCK OPTIONS.

            7.1 OPTION GRANTS. The Company represents to Executive that as of the close of business on October 17, 2000, the number of shares of its Class A Common Stock outstanding was 31,396,789. The Company agrees to grant to Executive options to purchase 2,569,840 shares of the Company's Class A Common Stock (the "COMMON STOCK") as set forth in Paragraphs 7.1.1, 7.1.2 and 7.1.3 below:

            7.1.1 INITIAL OPTIONS. Effective as of the Commencement Date, and contingent upon the execution of this Agreement by the Executive, the Company shall grant

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the Executive options (the "INITIAL OPTIONS") to purchase an aggregate of eight hundred fifty thousand (850,000) shares of Common Stock under the Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc. (the "PLAN"). The Initial Options shall be governed by the terms and conditions of the Non-Qualified Stock Option Agreement of Nextera Enterprises, Inc., the form of which is attached hereto as Exhibit A (the "OPTION AGREEMENT"), and the Plan. The exercise price per share of Common Stock covered by the Initial Options shall be equal to the Fair Market Value (as defined in the Plan) of a share of the Common Stock on the date of grant. The Initial Options shall vest and become exercisable over four (4) years at the rate of 25% on the first anniversary of the date of grant, and 6.25% at the end of each calendar quarter after the first anniversary, for the next twelve (12) quarters, subject to acceleration of vesting and exercisability as described in the Option Agreement.

            7.1.2 ADDITIONAL OPTIONS. Effective as of the Commencement Date, and contingent upon the execution of this Agreement by the Executive, the Company shall grant the Executive options (the "ADDITIONAL OPTIONS") to purchase an aggregate of 719,840 shares of Common Stock under the Plan. The Additional Options shall be governed by the terms and conditions of the Non-Qualified Stock Option Agreement of Nextera Enterprises, Inc. (Contingent Option), the form of which is attached hereto as Exhibit B (the "CONTINGENT OPTION AGREEMENT"), and the Plan. The exercise price per share of Common Stock covered by the Additional Options shall be equal to the Fair Market Value (as defined in the Plan) of a share of the Common Stock on the date of grant. The Additional Options shall vest and become exercisable on the same basis as set forth in Paragraph 7.1.1, subject to acceleration of vesting and exercisability as described therein. The grant of the Additional Options is subject to the approval by the stockholders of the Company of an amendment to the Plan as described in the Contingent Option Agreement.

            7.1.3 SPECIAL OPTIONS. Effective as of the Commencement Date, and contingent upon the execution of this Agreement by the Executive, the Company shall grant the Executive options (the "SPECIAL OPTIONS") to purchase one million (1,000,000) shares of Common Stock. The Special Options shall, to the maximum extent possible, be granted under the Plan. The Special Options shall be governed by the terms and conditions of the Non-Qualified Stock Option Agreement of Nextera Enterprises, Inc. (Special Option), the form of which is attached hereto as Exhibit C (the "SPECIAL OPTION AGREEMENT"), and the Plan. The exercise price (the "EXERCISE PRICE") per share of Common Stock covered by the Special Options shall be equal to the Fair Market Value (as defined in the Plan) of a share of the Common Stock on the date of grant. The Special Options shall vest and become exercisable on the fifth anniversary of the Commencement Date; provided, however, that the Special Options shall vest and become exercisable in full for the balance of their original ten-year term on the third anniversary of the Commencement Date if (i) Executive is still employed by the Company on the third anniversary of the Commencement Date and (ii) either (x) the average of the closing prices or last sales prices of the Common Stock over the last 180 days of the third year following the Commencement Date is at least $10 per share (as appropriately adjusted for any stock splits, stock dividends, reclassifications, or similar events), or (y) the Company's net income after tax is equal to or greater than $12,000,000 (excluding one-time charges) during any period of twelve consecutive months during the three (3) year period commencing on the Commencement Date, subject to further acceleration of vesting and exercisability as described in the Special Option


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Agreement. The grant of the Special Options is subject to the approval by the stockholders of the Company of an amendment to the Plan as described in the Special Option Agreement. If and only if the Special Options vest and become exercisable, the Company shall pay to Executive a cash bonus in one or more installments (the "SPECIAL BONUS"), in an aggregate amount equal to one million times the Exercise Price (the "MAXIMUM AMOUNT"). The Special Bonus(es) shall be paid if and when Executive elects to exercise the Special Options, with each Special Bonus payment equal to the number of shares of Common Stock acquired upon exercise of the Special Options times the Exercise Price, subject to all applicable taxes and withholding. In no event shall the aggregate Special Bonus payments exceed the Maximum Amount. Executive shall be solely responsible for any income taxes and excise taxes resulting from the Special Options and the Special Bonus(es). The Special Options shall not be transferable by Executive during Executive's lifetime.

            7.2 DILUTION PROTECTION. The Company agrees that in the event the Company makes an offering of, or distribution to, its stockholders of rights ("Rights") to purchase additional shares of Common Stock at any time after the Commencement Date and prior to the first anniversary of the Commencement Date, or an equity offering or offerings ("Equity Offerings") in connection with a recapitalization or restructuring of the Company's current capital structure during such time, the Company shall grant to Executive options (the "RIGHTS OPTIONS") to purchase additional shares of Common Stock in an amount equal to the lesser of (i) five percent (5%) of the aggregate number of shares of Common Stock issued or issuable upon exercise of the Rights and pursuant to the Equity Offerings, or (ii) 930,160 shares. The Rights Options shall, to the maximum extent possible, be granted under the Plan and shall have an exercise price per share of Common Stock covered thereby equal to the greater of (i) the Fair Market Value of a share of the Common Stock on the date of grant, or (ii) the exercise or purchase price of a share of the Common Stock associated with the Rights or the purchase price of a share of the Common Stock pursuant to the Equity Offerings as the case may be. The Rights Options, if granted, shall vest on the same basis as set forth in Paragraph 7.1.1, subject to similar acceleration of vesting and exercisability as described in the Option Agreement.

            7.3 KNOWLEDGE ENTERPRISES STOCK OPTIONS. The Company shall recommend to the Board of Directors of Knowledge Enterprises that, effective as of the Commencement Date, Executive shall receive a grant of Knowledge Enterprises non-qualified options to purchase 200,000 shares of Knowledge Enterprises Class A common stock at an exercise price of $3.00 per share. Such options shall vest and become exercisable 25% on each anniversary of the grant date. The option shall be subject to all of the terms of the Knowledge Enterprises Non-Qualified Stock Option Plan and the establishment of said Plan. On the Commencement Date, and in lieu of said Knowledge Enterprises options, Executive may choose to have an additional grant of options to purchase shares of Company Class A common stock owned by Nextera Enterprises Holdings, Inc. (the "NEH OPTIONS") at a per share exercise price equal to the fair market value of a share of Common Stock on the Commencement Date. The number of NEH Options granted to Executive shall equal $600,000 divided by the fair market value of a share of Common Stock on the Commencement Date. The NEH Options shall vest and become exercisable on the same basis as the Initial Options and otherwise be on similar terms to the Initial Options. At the next meeting of the Board of Directors of Knowledge Enterprises, the Company shall also recommend to the Board of Directors of Knowledge Enterprises that Executive be nominated to serve as a director of Knowledge Enterprises, and

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shall use all reasonable efforts to cause Executive to be elected to the
Board of Directors of Knowledge Enterprises, with a view toward having Executive serve as a director throughout the Employment Period. If elected, Executive shall serve in such capacity during the Employment Period without additional compensation, subject to Executive's right to resign from the Board of Directors of Knowledge Enterprises at any time.

            7.4 CHANGE OF CONTROL. All Initial Options, Additional Options, Rights Options (collectively "THE PLAN OPTIONS") and Special Options not then vested shall immediately vest and become exercisable in full at the effective time of a Change of Control, in the event Executive is then employed by the Company.

            7.5 REGISTRATION OF COMMON STOCK.

                7.5.1. PLAN OPTIONS AND SPECIAL OPTIONS. The Company agrees to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), one or more registration statements on Form S-8 (collectively, "S-8 REGISTRATION STATEMENT") covering the issuance of Common Stock to the Executive pursuant to the exercise of the Plan Options and the Special Options. An S-8 Registration Statement covering the Plan Options shall be filed by the Company as soon as reasonably practicable, but in no event later than the earlier of (i) the first anniversary of the Commencement Date, or (ii) within thirty (30) days from any termination of Executive's employment that, under Paragraph 11.1.3 below, results in the acceleration of the vesting and exercisability of the unvested portion of the Plan Options. An S-8 Registration Statement covering the Special Options shall be filed by the Company not later than the earlier of (i) the vesting of the Special Options pursuant to their terms, or (ii) within thirty (30) days from any termination of Executive's employment that, under Paragraph 11.1.3 below, results in the acceleration of the vesting and exercisability of the unvested portion of the Special Options. Additionally, upon Executive's written request, the Company agrees to file with the SEC one or more reoffer prospectuses prepared in accordance with the requirements of Part I of Form S-3 (collectively, the "REOFFER PROSPECTUS") and file the Reoffer Prospectus as a post-effective amendment to the applicable S-8 Registration Statement. The Reoffer Prospectus shall cover the resale by the Executive of the shares of Common Stock acquired upon exercise of the Plan Options and the Special Options. A Reoffer Prospectus relating to the Plan Options shall be filed by the Company not later than the earlier of (i) the first anniversary of the Commencement Date, or (ii) within thirty (30) days from any termination of Executive's employment that, under paragraph 11 below, results in the acceleration of the vesting and exercisability of the unvested portion of the Plan Options. A Reoffer Prospectus relating to the Special Options shall be filed by the Company not later than the earlier of (i) the vesting and exercisability of the Special Options pursuant to their terms, or (ii) within thirty (30) days from any termination of Executive's employment that, under Paragraph 11.1.3 below, results in the acceleration of the vesting and exercisability of the unvested portion of the Special Options.

                7.5.2 NEH OPTIONS. In the event that the Executive elects pursuant to Paragraph 7.3 to receive the grant of the NEH Options, upon Executive's written request the Company agrees to file with the SEC a registration statement on Form S-3 (the "S-3 REGISTRATION STATEMENT") under the Securities Act. The S-3 Registration Statement shall cover the resale by the Executive of the Common Stock acquired by the Executive from Nextera

Enterprises Holdings, Inc. upon exercise of the NEH Options. The S-3 Registration Statement shall be filed by the Company with the SEC within thirty
(30) days from the date of Executive's exercise of the NEH Options and the Company shall use its reasonable best efforts to have the S-3 Registration Statement declared effective as soon as practicable thereafter.

                7.5.3. VOLUME RESTRICTIONS. The Executive agrees that Executive may sell shares of Common Stock acquired upon exercise of the Plan Options, the Special Options and the NEH Options, if any (collectively, "OPTION STOCK"), only in accordance with the volume limitations set forth herein. Executive agrees that, in any period of three (3) consecutive months, whether during the Employment Period or after the termination thereof, Executive's aggregate sales of Option Stock pursuant to (i) the S-8 Registration Statement, (ii) the Reoffer Prospectus, and (iii) Rule 144 under the Securities Act, shall not exceed the sum of (x) 642,460 shares, plus (y) twenty-five percent (25%) of the shares of Common Stock acquired by Executive upon exercise of the Rights Options, plus (z) twenty-five percent (25%) of the shares of Common Stock acquired by Executive upon exercise of the NEH Options. For purposes of determining the aggregate sales of Option Stock by the Executive for purposes of the volume limitations set forth herein, all sales of Option Stock by any Family Member (as hereinafter defined) of Executive within a period of three (3) consecutive months shall be aggregated with sales of Option Stock by the Executive during such period.

            7.6 TRANSFER OF OPTIONS. The Company shall request that the Board adopt an amendment the Plan to permit the transfer of Plan Options by the Executive to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons (or the Executive) control the management of assets, and any other entity in which these persons (or the Executive) own more than fifty percent of the voting interests (collectively, ("FAMILY MEMBERS"). In the event that such amendment is approved by the Board, the Executive shall have the right to transfer Plan Options to Family Members in accordance with the Plan, as amended.

         8. EXPENSES.

             8.1 LEGAL EXPENSES. Executive shall be entitled to prompt reimbursement by the Company for all reasonable legal fees incurred by Executive in connection with the negotiation and completion of this Agreement, not to exceed $27,500; PROVIDED, however, that Executive shall properly account for such expenses in accordance with the policies and procedures of the Company.

             8.2 ORDINARY EXPENSES. Executive shall be entitled to prompt reimbursement for all reasonable, ordinary and necessary travel, entertainment, and other expenses incurred by Executive during the Employment Period (in accordance with the policies and procedures established for senior executive officers of the Company) in the performance of his duties and responsibilities for the Company under this Agreement; PROVIDED, however, that Executive shall properly account for such expenses in accordance with the policies and procedures of the Company.

         9. EMPLOYEE BENEFIT PLANS AND FRINGE BENEFITS. During the Employment Period, Executive shall be entitled to participate in all employee benefit and fringe benefit plans or programs of the Company, if any (including but not limited to medical benefits, life insurance, disability benefits, retirement, profit sharing, vacation, and holidays), on the same basis as other senior managers of the Company, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the terms, conditions, rules and regulations applicable thereto. During the Employment Period, the Company shall provide Executive with a car allowance of $2,000 per month. Executive may travel first class on Company business in his discretion. During the Employment Period, the Company shall ensure that the group medical coverage available to its employees includes an indemnity plan feature with an out-of-pocket cap no higher than $2,500 per year and a co-pay no higher than 20%, or, if the group medical coverage does not include such an indemnity plan, provide such a plan to Executive at its expense on a supplemental basis. Executive shall be entitled to professional services from the Company's independent auditing firm, including but not limited to personal tax return preparation, personal tax planning, and personal financial planning at the Company's expense, not to exceed $5,000 per year. During the Employment Period, the Company shall maintain, at its expense, life insurance coverage for Executive providing for a benefit of $2,000,000 (subject to Executive meeting the insurer's underwriting criteria and other eligibility requirements) and business travel accident insurance providing for a benefit of $2,000,000. During the Employment Period, the Company shall supplement Executive's Base Salary in an amount not to exceed $20,000 per year to be applied to the cost of disability income insurance coverage to be obtained by Executive in addition to the Company's standard group coverage.

         10. OTHER ACTIVITIES. During the Employment Period, Executive shall devote substantially all of his working time and efforts during normal business hours to the business and affairs of the Company and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and absences due to illness. However, Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations.

         11. TERMINATION BENEFITS. In the event Executive's employment terminates prior to the end of the Employment Period, then Executive shall be entitled to receive severance and other benefits as follows:

             11.1 SEVERANCE.

                  11.1.1 INVOLUNTARY TERMINATION. If the Company terminates Executive's employment for reasons other than for Disability or Cause, or if Executive terminates his employment for Good Reason, then subject to Executive's execution of a general release of all claims in law and equity against the Company arising out of the termination of his employment, in a form reasonably satisfactory to the Company, Executive shall be entitled to continuing monthly payments of his Base Salary until the earlier to occur of (i) the later of (x) the Expiration Date or (y) the first anniversary of the date of termination of Executive's employment or (ii) a material breach by Executive of his obligations under Paragraphs 12 or 13 hereof that remains uncured for five
(5) calendar days following notice by the Company of such breach. In the event that the Company provides Executive with a notice of non-renewal pursuant to Paragraph 3.2 prior to the end of the Initial Term, the Company shall, subject to the same conditions and in the same manner as set forth earlier in this Paragraph 11.1.1, make continuing monthly payments to Executive of his Base Salary for a period of one (1) year following the date of termination of Executive's employment or until a material breach by Executive of his obligations under Paragraphs 12 or 13 hereof.

                 11.1.2 OTHER TERMINATION. If the Company terminates Executive's employment for reasons of Disability or Cause, or if Executive terminates his employment for other than Good Reason, Executive shall not be entitled to receive any severance and shall be eligible to receive only such benefits as may then be established under the Company's existing benefit plans and policies at the time of such termination, subject to the terms of such plans and policies, and as may be otherwise specifically provided for herein.

                 11.1.3 OPTIONS.

                        11.1.3.1 TERMINATION DURING THE FIRST YEAR OF EMPLOYMENT PERIOD. If, during the first twelve (12) months following the Commencement
Date, the Company terminates Executive's employment for reasons other than Disability or Cause, or if Executive terminates his employment for Good
Reason, then the vesting of the unvested portion of the Plan Options and Special Options shall automatically accelerate upon termination of Executive's employment and Executive shall thereafter have the right to exercise all or any portion of such Plan Options and Special Options in addition to any portion of the Plan Options and Special Options exercisable prior to such event for the balance of their original ten-year term.

                        11.1.3.2 TERMINATION AFTER THE FIRST YEAR OF EMPLOYMENT PERIOD. If, after the first anniversary of the Commencement Date, the Company terminates Executive's employment for any reason other than Cause, or if Executive terminates his employment for Good Reason, then the vesting of the unvested portion of the Plan Options and Special Options shall automatically accelerate upon termination of Executive's employment and Executive shall thereafter have the right to exercise all or any portion of such Plan Options and Special Options in addition to any portion of the Plan Options and Special Options exercisable prior to such event for the balance of their original ten-year term.

                        11.1.3.3 NOTICE OF NON-RENEWAL. If, prior to the end of the Initial Term, the Company provides Executive with a notice of non-renewal as set forth in Paragraph 3.2, above, then the vesting of the unvested portion of the Plan Options shall automatically accelerate upon the third anniversary of the Commencement Date if Executive is then employed by the Company, and Executive shall thereafter have the right to exercise for the balance of their original ten-year term all or any portion of such Plan Options.

                11.1.4 NO DUTY TO MITIGATE. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

         12. NON-COMPETE, NON-SOLICITATION, PROPRIETARY INFORMATION, CONFIDENTIALITY AND INVENTIONS AGREEMENTS. Executive agrees to sign the Noncompete, Non-Solicitation,

Proprietary Information, Confidentiality and Inventions Agreement (the "NONCOMPETE AGREEMENT"), the form of which is attached hereto as Exhibit "D" and to comply with such Noncompete Agreement during the Employment Period and thereafter, in accordance with the terms of the Noncompete Agreement.

        13. NON-SOLICITATION. Executive covenants and agrees with the Company that during the Employment Period and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither Executive nor any Controlled Affiliate shall, whether on his or its own behalf or on behalf of any other person, firm, partnership, corporation or other business venture (hereinafter, a "person"):

             (a) solicit or cause to be solicited, or aid in the solicitation of business or services of the type engaged in or provided by the Company from firms for which the Company did work or from whom the Company actively solicited business during Executive's employment with the Company or any of its subsidiaries or affiliates; and

             (b) directly or indirectly contact or solicit any employee of the Company with regard to present, future or contemplated employment opportunities on behalf of himself, or any other person, firm, corporation, governmental agency or other entity.

As used herein, "Controlled Affiliate" of Executive means any person or entity which, directly or indirectly, is at any time controlled by Executive. For purposes of this definition, "control" of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

        14. NO ADEQUATE REMEDY AT LAW.

            14.1. EQUITABLE RELIEF. In the event that Executive shall breach any of the provisions of Paragraphs 12 or 13 hereof, or in the event that any such breach is threatened by Executive, in addition to and without limiting or waiving any other remedies available to the Company in law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain such breach or threatened breach and to enforce the provisions of such Paragraphs. Executive acknowledges that it is impossible to measure in money the damages that the Company will sustain in the event that Executive breaches or threatens to breach any of the provisions of such Paragraphs and, in the event that the Company shall institute any action or proceeding to enforce those provisions seeking injunctive relief, Executive hereby waives and agrees not to assert and shall not use as defense thereto the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the right of the Company to require Executive to account for and pay over to it the amount of any actual damages incurred by the Company as a result of any such breach.

            14.2. The parties acknowledge that (i) the provisions of Paragraphs 12 and 13 are essential to protect the business and goodwill of the Company, and
(ii) the foregoing
restrictions are under all of the circumstances reasonable and necessary for the protection of the Company and its business. If, however, at the time of enforcement of any or all of such paragraphs or any other provision of this Agreement, a court or arbitrator shall hold that the duration, scope or area restriction or any other provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted for the stated duration, scope or area.

        15. RIGHT TO ADVICE OF COUNSEL. Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement. Executive acknowledges that the stock options, payments, and other matters provided in this Agreement have tax consequences, that the Company (or its counsel) has not provided any tax advice to Executive, and that Executive is solely responsible for consulting with an accountant, legal counsel, or other tax advisor regarding the tax consequences of this Agreement.

        16. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to or in connection with the effectiveness of any such succession shall constitute Good Reason, within the meaning of Paragraph 3.7 (viii) hereof, for Executive to terminate his employment hereunder. If Executive terminates his employment for such Good Reason, he shall be entitled to the payments and benefits described in Paragraph 11.1. of this Agreement, subject to the terms and conditions of said Paragraph.

             17. ARBITRATION.

                 17.1. GENERAL RULE. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by the Company, on the one hand, and Executive, on the other, within ten (10) days after any party has notified the others in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, the Company, on the one hand, and Executive, on the other, shall each select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such 10-day period and the arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; PROVIDED, however, that in the event of a failure by the Company or Executive to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties, and judgment in accordance with that decision may be entered in any court having jurisdiction over the parties.

                 17.2 COSTS AND ATTORNEYS' FEES. The Company and Executive acknowledge the importance of resolving disputes amicably, utilizing mediation and other forms of alternative dispute resolution prior to resort to arbitration, and, when arbitration is unavoidable, to conducting the arbitration proceeding in an expeditious and economical manner. To that end, in the event of a dispute that cannot be resolved amicably and informally, the Company shall bear the cost of the mediation (if any) and arbitration proceeding. Each party shall bear his or its reasonable costs and expenses, including reasonable attorneys' fees incurred in the mediation, if any, and arbitration proceeding.

                 17.3. INJUNCTIVE RELIEF. Notwithstanding the foregoing, each party hereto specifically reserves the right to seek equitable remedies in a court of competent jurisdiction.

        18. ABSENCE OF CONFLICT. If Executive is enjoined from performing his duties under this Agreement due to a breach, conflict or constraint arising from any prior employment or consulting agreement or relationship to which Executive was a party, or if Executive is prevented from performing all or substantially all of his duties as President and Chief Executive Officer due to such a breach, conflict, or constraint, the Company may give written notice to Executive that the Agreement shall have no further force and effect, and any Options not yet vested shall be forfeited. Executive's termination pursuant to this Paragraph shall be deemed a termination for Cause, but neither such termination nor the circumstances resulting in such termination shall give rise to any claim for damages or other claim whether at law or in equity by the Company against Executive, or vice versa.

        19. INDEMNIFICATION AND DIRECTORS' AND OFFICERS' LIABILITY INSURANCE.

             19.1. The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's articles of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of Executive's heirs, executors and administrators; provided, however, that this Paragraph shall not apply to any excise taxes imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended. The Company shall advance to Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance, subject to Executive reasonably cooperating with the Company in connection with any such Proceeding. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                19.2. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Paragraph 19.1 above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

                19.3 The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive during the term of his employment and for six years thereafter with no less favorable terms than those which apply to any other present or former director or officer of the Company

        20. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other party, assign or transfer this Agreement or any one or more of its rights or obligations under this Agreement to any other person or entity, except that the Company may assign or transfer this Agreement to any successor entity as provided in Paragraph 16; PROVIDED, that such assignment shall not relieve the assigning party of its obligations hereunder. If Executive should die while any amounts are still payable, or any benefits are still required to be provided to Executive hereunder, all such amounts or benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there by no such designee, to Executive's estate (in each case, a "BENEFICIARY").

        21. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to Executive:          David Schneider
                                            120 Reef Mall
                                            Marina del Rey, CA  90292

                  With a copy to:           Thomas M. Haythe
                                            Law Offices of Joseph E. Bachelder
                                            780 Third Avenue
                                            New York, NY  10017


                  If to the Company:        Nextera Enterprises, Inc.
                                            One Cranberry Hill
                                            Lexington, MA  02421
                                            Attn:  Michael Muldowney

                  With a copy to:           Stanley E. Maron
                                            Maron & Sandler
                                            844 Moraga Drive
                                            Los Angeles, CA  90049

or to such other address or the attention of such other persons as the recipient party has previously furnished to the other parties in writing in accordance with this paragraph.

        22. INTEGRATION. This Agreement and the exhibits hereto represent the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. This Agreement and the exhibits thereto supersede all prior negotiations and discussions relating to the employment of Executive by the Company. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        23. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver hereof. Additionally, a waiver by either party for a breach of any provision hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

        24. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        25. HEADINGS. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

        26. APPLICABLE LAWS. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

        27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.


                                        NEXTERA ENTERPRISES, INC.


                                        By:    /s/ Stanley E. Maron
                                               ---------------------------------
                                        Name:  STANLEY E. MARON
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                         EXECUTIVE

                                         /s/ David Schneider
                                         ---------------------------------------
                                             David Schneider